Exhibit 3.33

Prescribed by J. Kenneth Blackwell Ohio Secretary of State Central Ohio: (614)-466-3910 Toll Free: I -877-SOS-FILE (1-877-767-345)

Expedite this Form: (Select One)

Mail Form to one of the Following:

¤	Yes	PO Box 1390
Columbus, OH 43216
*** Requires an additional fee of $100 ***

¡	No	PO Box 670
Columbus, OH 43216

www.state.oh.us/SO$
e-mail: busserv@sos.state.oh.us
INITIAL ARTICLES OF INCORPORATION
(For Domestic Profit or Non-Profit)
Filing Fee $125.00
THE UNDERSIGNED HEREBY STATES THE FOLLOWING:

(CHECK ONLY ONE (1) BOX)

(1) ☑	Articles of Incorporation Profit	(2) ☐	Articles of Incorporation Non-Profit	(3) ☐	Articles of Incorporation Professional (170-ARP)
	(113-ARF)		(114-ARN)		Profession

	ORC 1701		ORC 1702		ORC 1785

Complete the general information in this section for the box checked above.

FIRST: Name of Corporation		The Helixx Group, Inc.

SECOND: Location	Elyria	Lorain

	(City)	(County)

Effective Date (Optional)		Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.

(mm/dd/yyyy))
☐ Check here if additional provisions are attached

Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.

THIRD:	Purpose for which corporation is formed.

Complete the information in this section if box (1) or (3) is checked.

FOURTH: The number of shares which the corporation is authorized to have outstanding (Please state if shares are common
or preferred and their par value if any)	1,500	Common	No

	(No. of shares)	(Type)	(Par Value)

(Refer to instructions if needed)
Last Revised: May 2002

Completing the information in this section is optional

FIFTH:	The following are the names and addresses of the individuals who are to serve as initial Directors.

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable

	(City)	(State)	(Zip Code)

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable

	(City)	(State)	(Zip Code)

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable

	(City)	(State)	(Zip Code)

REQUIRED
Must be authenticated (signed) by an authorized	/s/ Anthony J. Coyne	03-28-05
representative	Authorized Representative	Date
(See instructions)
Anthony J. Coyne, Incorporator
(Print Name)

	Authorized Representative	Date

(Print Name)

	Authorized Representative	Date

(Print Name)

Last Revised: May 2002

Complete the information in this section if box (1) (2) or (3) is checked.
ORIGINAL APPOINTMENT OF STATUTORY AGENT
The undersigned, being at least a majority of the incorporators of The Helixx Group, Inc. hereby appoint the following to be a statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is

Jeffrey M. Embleton

(Name)

55 Public Square, Suite 2150

(Street)		NOTE: P.O. Box Addresses are NOT acceptable.

Cleveland (City)	,	Ohio	44113	(Zip Code)

Must be authenticated by an authorized representative	/s/ Anthony J. Coyne	03-28-05
	Authorized Representative Anthony J. Coyne, Incorporator	Date

	Authorized Representative	Date

	Authorized Representative	Date
ACCEPTANCE OF APPOINTMENT

The Undersigned,	Jeffrey M. Embleton	,	named herein as the

Statutory agent for,	The Helixx Group, Inc.		,

hereby acknowledges and accepts the appointment of statutory agent for said entity.

Signature:	/s/ Jeffrey M. Embleton
(Statutory Agent)
Last Revised: May 2002